UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 1/21/2005

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entering into a Material Definitive Agreement

a. Approval of Agreements with the Federal Home Loan Bank of Atlanta

On January 24, 2005, the Board of Directors of the registrant’s principal subsidiary, BankUnited, FSB, (the “Bank”) gave its approval for the Bank to enter into a new form of Advances and Security Agreement and a new form of Joinder Agreement with the Federal Home Loan Bank of Atlanta (the “FHLB”), in substitution for the agreements currently in effect. The Bank’s subsidiary, BU REIT, Inc. is also a party to the Joinder Agreement. The FHLB has advised the Bank that the new forms of agreements have been required pursuant to the FHLB’s efforts to standardize agreements with its members. Under the terms of the agreements, the Bank may, as before, apply to the FHLB for advances consisting of loans and similar extensions of credit, credit products including letters of credit, guarantees and other commitments or obligations under which the FHLB agrees to make payments on behalf of or for the account of the Bank, derivative transactions consisting of interest rate swaps, interest rate caps, floors and collars, currency exchange transactions, options and similar transactions and other products offered by the FHLB, in accordance with the FHLB’s policies. As security for such borrowings, if any, the Bank grants the FHLB a security interest in all property previously given as collateral under the prior agreements, and in other eligible collateral. Eligible collateral may include, subject to certain exceptions, and to the extent pledged by the Bank, the Bank’s stock in the FHLB, deposits of the Bank with the FHLB, residential first mortgage collateral, commercial mortgage collateral, multifamily mortgage collateral, second mortgage collateral, government and agency securities collateral, other securities collateral and other collateral. Under the Joinder Agreement, BU REIT agrees to be an obligor to the Advances Agreement, in an amount not to exceed the value of the collateral pledged by BU REIT.

b. Executive Officer Performance Goals

On January 21, 2005, the Compensation Committee of the registrant’s Board of Directors reviewed and confirmed performance goals for the registrant’s Chief Executive Officer to earn cash compensation for the quarters ending March 31, 2005, June 30, 2005 and September 30, 2005. The goals consist of measures for total assets, total deposits and total loan balances to be achieved by the end of each quarter, and of measures for diluted earnings per share, residential and consumer loan production and net income to be achieved for each quarter. The goals also include a measure for non-performing assets as a percent of total assets to be achieved for each quarter. The CEO may earn up to $250,000 for each quarter, depending upon whether the goals are achieved and the level of achievement. If compensation is not earned during a quarter due to a failure to meet the goals, such compensation will be earned if the goals are met before the end of the fiscal year.

c. Director Compensation

At its meeting on January 24, 2005, the registrant’s Board of Directors reviewed and re-approved, without change, the current structure and composition of its committees and director compensation. Such committees and compensation are as set forth in the registrant’s Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on December 17, 2004. The Committee anticipates, however, that director compensation may be reviewed and modified in the near future.

Item 8.01. Other Events

a. On January 24, 2005, the registrant issued a press release announcing that it had held its annual stockholders meeting. The text of the press release is set forth as Exhibit 99.1.

b. Acceleration of Vesting of Options

On January 24, 2005, the Compensation Committee of the Board of Directors of BankUnited Financial Corporation (the “Company”), determined to accelerate the vesting of two stock options which were granted to Alfred Camner, the Company’s Chief Executive Officer, and Ramiro Ortiz, the Company’s President and Chief Operating Officer, under the Company’s 2002 Stock Award and Incentive Plan (the “2002 Plan”) on September 30, 2004. The acceleration of vesting was approved to become effective automatically if, and at such time, that the market price of the Company’s Class A Common Stock closed below $29.15 per share. The exercise prices of both options were based on the fair market value of the Company’s Class A Common Stock on the date of grant, which was $29.15. On January 25, 2005 the price of the Company’s Class A Common Stock closed at $29.04 per share. As a result of the acceleration, the option granted to the CEO for the purchase of 75,000 shares of the Company’s Noncumulative Convertible Preferred Stock, Series B, and the option granted to the President and COO for the purchase of 50,000 shares of the Company’s Class A Common Stock, became immediately vested and exercisable on January 25, 2005, instead of vesting in five equal installments commencing on the first anniversary of the date of grant.

        The 2002 Plan permits the Committee to adjust the terms and conditions of awards granted under that plan in response to changes in accounting principles, among other reasons, subject to certain restrictions. The Compensation Committee has determined to accelerate the vesting of these options as a result of the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standards No. 123R, which the Company expects to adopt effective July 1, 2005. The Company anticipates that, by accelerating the vesting of these options at a time when their exercise price was higher than the market price, the Company will not be required to recognize compensation expense on the options. The value of these options will be reflected in the footnote disclosures to the Company’s financial statements for the quarter ending March 31, 2005, as required by Financial Accounting Standard 148. The Company projects that, if the vesting of these options had not been accelerated, then FAS 123R would have required the Company to recognize approximately $1.4 million in compensation expense from these options over their remaining vesting terms, in quarters beginning after June 15, 2005.

In exchange for the benefits conferred on the CEO by the accelerated vesting of his option, the Compensation Committee and the CEO have agreed that the term of such option shall be shortened from ten years to eight years. The Committee has agreed with the President and COO that the term of his employment agreement, which would otherwise expire on September 30, 2007, shall be extended by one additional year, subject to such other terms and conditions specified therein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit No.	Exhibit Title

	99.1	Press Release dated January 24, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: January 27, 2005.	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 24, 2005.